Exhibit 99.1

Press Release For immediate release Tony Semak, Investor Relations 800-241-5477

Invesco Mortgage Capital Inc. Reports First Quarter 2018 Financial Results
The Company continues to benefit from a diversified strategy
Basic EPS of $0.37, Core EPS* of $0.45
Q1 common stock dividend maintained at $0.42 per share

Atlanta - May 3, 2018 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended March 31, 2018.

Financial Summary:

•	Q1 2018 net income attributable to common stockholders of $41.5 million or $0.37 basic earnings per common share (“EPS”) compared to $137.4 million or $1.23 basic EPS in Q4 2017

•	Q1 2018 core earnings* of $50.4 million or core EPS of $0.45 compared to $52.5 million or core EPS of $0.47 in Q4 2017

•	Q1 2018 book value per diluted common share** of $17.16 compared to $18.35 at Q4 2017

•	Economic return*** of (4.2)% for the quarter

•	Q1 2018 common stock dividend maintained at $0.42 per share

“We are pleased to report another quarter of strong core earnings that exceed our first quarter common stock dividend,” said John Anzalone, Chief Executive Officer. “While higher interest rates and increased asset volatility during the quarter presented challenges, our seasoned residential and commercial real estate assets and disciplined risk management served us well. We continue to believe we are well positioned to capitalize on emerging investment opportunities to the extent further volatility creates compelling valuations.”

* Core earnings (and by calculation, core earnings per common share) are non-Generally Accepted Accounting Principles (“GAAP”) financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.
** Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).
*** Economic return for the quarter ended March 31, 2018 is defined as the change in book value per diluted common share from December 31, 2017 to March 31, 2018 of -$1.19; plus dividends declared of $0.42 per common share; divided by the December 31, 2017 book value per diluted common share of $18.35.

1

Exhibit 99.1

Key performance indicators for the quarters ended March 31, 2018 and December 31, 2017 are summarized in the table below.

($ in millions, except share amounts)	Q1 ‘18		Q4 ‘17		Variance
Average Balances	(unaudited)		(unaudited)
Average earning assets (at amortized costs)	$18,131.0		$18,313.2		-$182.2
Average borrowings	$15,652.3		$15,909.6		-$257.3
Average equity	$2,119.0		$2,206.9		-$87.9

U.S. GAAP Financial Measures
Total interest income	$153.2		$153.0		$0.2
Total interest expense	$68.1		$59.9		$8.2
Net interest income	$85.1		$93.0		-$7.9
Total expenses	$12.0		$12.0		$0.0
Net income (loss) attributable to common stockholders	$41.5		$137.4		-$95.9

Average earning asset yields	3.38%		3.34%		0.04%
Cost of funds	1.74%		1.51%		0.23%
Net interest rate margin	1.64%		1.83%		-0.19%

Book value per diluted common share*	$17.16		$18.35		-$1.19
Earnings (loss) per common share (basic)	$0.37		$1.23		-$0.86
Earnings (loss) per common share (diluted)	$0.37		$1.18		-$0.81
Debt-to-equity ratio	6.2	x	6.0	x	0.2	x

Non-GAAP Financial Measures**
Core earnings	$50.4		$52.5		-$2.1
Effective interest income	$158.9		$158.8		$0.1
Effective interest expense	$86.8		$83.1		$3.7
Effective net interest income	$72.1		$75.7		-$3.6

Effective yield	3.50%		3.46%		0.04%
Effective cost of funds	2.22%		2.09%		0.13%
Effective interest rate margin	1.28%		1.37%		-0.09%

Core earnings per common share	$0.45		$0.47		-$0.02
Repurchase agreement debt-to-equity ratio	6.8	x	6.1	x	0.7	x

* Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).
** Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

2

Exhibit 99.1

Financial Summary
Net income attributable to common stockholders for the first quarter of 2018 was $41.5 million compared to $137.4 million for the fourth quarter of 2017. Lower net income attributable to common stockholders was primarily driven by a $143.2 million increase in losses on investments that was partially offset by a $69.1 million increase in gains on derivative instruments. Losses on investments primarily consist of unrealized losses on the Company's mortgage-backed securities accounted for under the fair value option. Net income attributable to common stockholders also declined due to an $8.0 million decrease in net interest income and an $8.0 million increase in preferred stock dividends. Book value per diluted common share for the first quarter of 2018 decreased by 6.5% to $17.16 primarily due to rising interest rates driving a decrease in the valuations of the Company's mortgage-backed securities portfolio that exceeded the increase in the valuations of the Company's interest rate hedges.
During the first quarter of 2018, the Company generated $50.4 million in core earnings, a decrease of $2.1 million or 4.0% from the fourth quarter of 2017. Core earnings decreased in the first quarter primarily due to a $3.7 million increase in effective interest expense that was partially offset by a $0.9 million increase in income from the Company's joint venture investments. Higher effective interest expense was driven by the December 2017 and March 2018 increases in the Federal Funds target interest rate.
Total interest income for the first quarter of 2018 was $153.2 million compared to $153.0 million for the fourth quarter of 2017. Higher total interest income reflects a 4 basis point increase in average earning asset yields to 3.38% that was partially offset by a slight decrease in average earning assets to $18.1 billion from $18.3 billion during the fourth quarter.
The Company decreased its average borrowings by $0.3 billion (1.6%) in the first quarter of 2018, resulting in average borrowings of $15.7 billion and total interest expense of $68.1 million compared to average borrowings of $15.9 billion and total interest expense of $59.9 million during the fourth quarter of 2017. The Company's total interest expense rose during the first quarter due to a 23 basis point increase in its cost of funds to 1.74% from 1.51% in the fourth quarter.
The Company's debt-to-equity ratio increased to 6.2x as of March 31, 2018 from 6.0x as of December 31, 2017 reflecting lower equity due to declines in mortgage-backed security valuations. The Company's repurchase agreement debt-to-equity ratio increased to 6.8x as of March 31, 2018 from 6.1x as of December 31, 2017 primarily because it utilized proceeds from repurchase agreement borrowings to retire its Exchangeable Senior Notes on March 15, 2018.
Total expenses include management fees and general and administrative expenses primarily consisting of directors and officers insurance, legal costs, accounting, auditing and tax services and miscellaneous general and administrative costs. Total expenses for the first quarter of 2018 were approximately $12.0 million compared to $12.0 million for the fourth quarter of 2017. While total expenses were unchanged in the first quarter, the ratio of annualized total expenses to average equity(1) increased to 2.26% compared to 2.17% for the fourth quarter due to lower equity.
As previously announced, the Company declared the following dividends on March 15, 2018: a common stock dividend of $0.42 per share paid on April 26, 2018 and a Series A preferred stock dividend of $0.4844 per share paid on April 25, 2018. The Company declared the following dividends on its Series B and Series C Preferred Stock on May 2, 2018 to its stockholders of record as of June 5, 2018: a Series B Preferred Stock dividend of $0.4844 per share payable on June 27, 2018 and a Series C Preferred Stock dividend of $0.46875 per share payable on June 27, 2018.

(1)
The ratio of annualized total expenses to average equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average equity. Average equity is calculated based on the weighted month-end balance of total equity excluding equity attributable to preferred stockholders.

3

Exhibit 99.1

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect, wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Friday, May 4, 2018, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on May 18, 2018 by calling:

800-759-1637 (North America) or 1-203-369-3019 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Tony Semak, 800-241-5477

4

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
$ in thousands, except share amounts	March 31, 2018	December 31, 2017	March 31, 2017
Interest Income
Mortgage-backed and credit risk transfer securities (1)	149,003	147,509	118,873
Commercial loans	4,222	5,472	5,764
Total interest income	153,225	152,981	124,637
Interest Expense
Repurchase agreements	59,585	51,955	29,947
Secured loans	6,927	5,878	3,413
Exchangeable senior notes	1,621	2,104	5,008
Total interest expense	68,133	59,937	38,368
Net interest income	85,092	93,044	86,269
Other Income (loss)
Gain (loss) on investments, net	(160,370)	(17,153)	(1,853)
Equity in earnings (losses) of unconsolidated ventures	896	(47)	(1,534)
Gain (loss) on derivative instruments, net	133,367	64,251	5,462
Realized and unrealized credit derivative income (loss), net	3,165	13,220	19,955
Net loss on extinguishment of debt	(26)	(233)	(4,711)
Other investment income (loss), net	3,102	1,206	1,329
Total other income (loss)	(19,866)	61,244	18,648
Expenses
Management fee – related party	10,221	10,171	8,801
General and administrative	1,756	1,801	2,084
Total expenses	11,977	11,972	10,885
Net income	53,249	142,316	94,032
Net income attributable to non-controlling interest	671	1,794	1,186
Net income attributable to Invesco Mortgage Capital Inc.	52,578	140,522	92,846
Dividends to preferred stockholders	11,107	3,086	5,716
Net income attributable to common stockholders	41,471	137,436	87,130
Earnings per share:
Net income attributable to common stockholders
Basic	0.37	1.23	0.78
Diluted	0.37	1.18	0.73
Dividends declared per common share	0.42	0.42	0.40

(1)	The table below shows the components of mortgage-backed and credit risk transfer securities income for the periods presented.

	Three Months Ended
$ in thousands	March 31, 2018	December 31, 2017	March 31, 2017
Coupon interest	166,319	166,726	146,069
Net premium amortization	(17,316)	(19,217)	(27,196)
Mortgage-backed and credit risk transfer securities interest income	149,003	147,509	118,873

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended
In thousands	March 31, 2018	December 31, 2017	March 31, 2017
Net income	53,249	142,316	94,032
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	(132,317)	(84,896)	16,289
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	9,237	—	850
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(6,539)	(6,438)	(6,298)
Currency translation adjustments on investment in unconsolidated venture	312	531	(615)
Total other comprehensive income (loss)	(129,307)	(90,803)	10,226
Comprehensive income (loss)	(76,058)	51,513	104,258
Less: Comprehensive (income) loss attributable to non-controlling interest	959	(648)	(1,315)
Less: Dividends to preferred stockholders	(11,107)	(3,086)	(5,716)
Comprehensive income (loss) attributable to common stockholders	(86,206)	47,779	97,227

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands except share amounts	March 31, 2018	December 31, 2017
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value (including pledged securities of $17,185,870 and $17,560,811, respectively)	17,622,234	18,190,754
Commercial loans, held-for-investment	184,255	191,808
Cash and cash equivalents	117,124	88,381
Restricted cash	2,400	620
Due from counterparties	5,375	—
Investment related receivable (including pledged securities of $189,263 and $0, respectively)	256,899	73,217
Derivative assets, at fair value	26,385	6,896
Other assets	107,372	105,580
Total assets	18,322,044	18,657,256
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	13,911,137	14,080,801
Secured loans	1,650,000	1,650,000
Exchangeable senior notes, net	—	143,231
Derivative liabilities, at fair value	20,354	32,765
Dividends and distributions payable	50,199	50,193
Investment related payable	109,080	5,191
Accrued interest payable	18,238	17,845
Collateral held payable	27,553	7,327
Accounts payable and accrued expenses	1,712	2,200
Due to affiliate	11,415	10,825
Total liabilities	15,799,688	16,000,378
Commitments and contingencies (See Note 16) (1):
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 11,500,000 shares issued and outstanding ($287,500 aggregate liquidation preference)	278,108	278,108
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 111,636,723 and 111,624,159 shares issued and outstanding, respectively	1,116	1,116
Additional paid in capital	2,384,626	2,384,356
Accumulated other comprehensive income	133,352	261,029
Retained earnings (distributions in excess of earnings)	(584,750)	(579,334)
Total stockholders’ equity	2,497,668	2,630,491
Non-controlling interest	24,688	26,387
Total equity	2,522,356	2,656,878
Total liabilities and equity	18,322,044	18,657,256

(1)	See Note 16 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

7

Exhibit 99.1

Non-GAAP Financial Measures
The Company uses the following non-GAAP financial measures to analyze its operating results and believes these financial measures are useful to investors in assessing the Company's performance as further discussed below:

•	core earnings (and by calculation, core earnings per common share),

•	effective interest income (and by calculation, effective yield),

•	effective interest expense (and by calculation, effective cost of funds),

•	effective net interest income (and by calculation, effective interest rate margin), and

•	repurchase agreement debt-to-equity ratio.
The most directly comparable U.S. GAAP measures are:

•	net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share),

•	total interest income (and by calculation, earning asset yields),

•	total interest expense (and by calculation, cost of funds),

•	net interest income (and by calculation, net interest rate margin); and

•	debt-to-equity ratio.
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Core Earnings
The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; realized and unrealized (gain) loss on GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; net loss on extinguishment of debt; and cumulative adjustments attributable to non-controlling interest. The Company may add and has added additional reconciling items to its core earnings calculation as appropriate.
The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results. The Company excludes the impact of gains and losses because gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, the majority of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its condensed consolidated balance sheet. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statement of operations. In addition, certain gains and losses represent one-time events.

The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

8

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended
$ in thousands, except per share data	March 31, 2018	December 31, 2017	March 31, 2017
Net income attributable to common stockholders	41,471	137,436	87,130
Adjustments:
(Gain) loss on investments, net	160,370	17,153	1,853
Realized (gain) loss on derivative instruments, net (1)	(113,578)	(73,646)	(14,918)
Unrealized (gain) loss on derivative instruments, net (1)	(31,901)	(7,368)	(13,438)
Realized and unrealized (gain) loss on GSE CRT embedded derivatives, net (2)	2,468	(7,401)	(14,148)
(Gain) loss on foreign currency transactions, net (3)	(1,814)	(387)	(513)
Amortization of net deferred (gain) loss on de-designated interest rate swaps (4)	(6,539)	(6,438)	(6,298)
Net loss on extinguishment of debt	26	233	4,711
Subtotal	9,032	(77,854)	(42,751)
Cumulative adjustments attributable to non-controlling interest	(114)	981	539
Series B preferred stock dividend adjustment (5)	—	(2,870)	—
Series C preferred stock dividend adjustment (6)	—	(5,211)	—
Core earnings attributable to common stockholders	50,389	52,482	44,918
Basic income (loss) per common share	0.37	1.23	0.78
Core earnings per share attributable to common stockholders (7)	0.45	0.47	0.40

(1)	U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2018	December 31, 2017	March 31, 2017
Realized gain (loss) on derivative instruments, net	113,578	73,646	14,918
Unrealized gain (loss) on derivative instruments, net	31,901	7,368	13,438
Contractual net interest expense	(12,112)	(16,763)	(22,894)
Gain (loss) on derivative instruments, net	133,367	64,251	5,462

(2)	U.S. GAAP realized and unrealized credit derivative income (loss), net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2018	December 31, 2017	March 31, 2017
Realized and unrealized gain (loss) on GSE CRT embedded derivatives, net	(2,468)	7,401	14,148
GSE CRT embedded derivative coupon interest	5,633	5,819	5,807
Realized and unrealized credit derivative income (loss), net	3,165	13,220	19,955

9

Exhibit 99.1

(3)	U.S. GAAP other investment income (loss), net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2018	December 31, 2017	March 31, 2017
Dividend income	1,288	819	816
Gain (loss) on foreign currency transactions, net	1,814	387	513
Other investment income (loss), net	3,102	1,206	1,329

(4)	U.S. GAAP repurchase agreements interest expense on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2018	December 31, 2017	March 31, 2017
Interest expense on repurchase agreement borrowings	66,124	58,393	36,245
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(6,539)	(6,438)	(6,298)
Repurchase agreements interest expense	59,585	51,955	29,947

(5)
On September 14, 2017, the Company declared a dividend on Series B Preferred Stock that covered the period from September 27, 2017 through December 26, 2017.  The Company recorded the entire dividend declared as a charge to retained earnings under U.S. GAAP during the three months ended September 30, 2017. The Company deferred declaring its next dividend on Series B Preferred Stock to February 2018. The Company reduced core earnings for the three months ended December 31, 2017 for the cumulative impact of deferring the declaration date to February 2018 because the Company considers all dividends accumulated during the quarter a current component of its capital costs regardless of the dividend declaration date.

(6)
On September 14, 2017, the Company declared a dividend on Series C Preferred Stock that covered the period from the date of issuance, August 16, 2017, to but not including the dividend payment date, December 27, 2017. The Company recorded the entire dividend declared as a charge to retained earnings under U.S. GAAP during the three months ended September 30, 2017. The Company deferred declaring its next dividend on Series C Preferred Stock to February 2018. The Company reduced core earnings for the three months ended December 31, 2017 for the cumulative impact of deferring the declaration date to February 2018 because the Company considers all dividends accumulated during the quarter a current component of its capital costs regardless of the dividend declaration date.

(7)	Core earnings per share attributable to common stockholders is equal to core earnings divided by the basic weighted average number of common shares outstanding.

10

Exhibit 99.1

Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net. The Company includes its GSE CRT embedded derivative coupon interest in effective interest income because GSE CRT coupon interest is not accounted for consistently under U.S. GAAP. The Company accounts for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but has elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option is recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments is recorded as realized and unrealized credit derivative income (loss). The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company has elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest expense on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest expense on its interest rate swaps that is recorded as gain (loss) on derivative instruments, amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.
The following table reconciles total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended
	March 31, 2018		December 31, 2017		March 31, 2017
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	153,225	3.38%	152,981	3.34%	124,637	3.06%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,633	0.12%	5,819	0.12%	5,807	0.14%
Effective interest income	158,858	3.50%	158,800	3.46%	130,444	3.20%

11

Exhibit 99.1

The following table reconciles total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	March 31, 2018		December 31, 2017		March 31, 2017
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	68,133	1.74%	59,937	1.51%	38,368	1.08%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	6,539	0.17%	6,438	0.16%	6,298	0.18%
Add: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	12,112	0.31%	16,763	0.42%	22,894	0.64%
Effective interest expense	86,784	2.22%	83,138	2.09%	67,560	1.90%
The following table reconciles net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	March 31, 2018		December 31, 2017		March 31, 2017
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	85,092	1.64%	93,044	1.83%	86,269	1.98%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(6,539)	(0.17)%	(6,438)	(0.16)%	(6,298)	(0.18)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,633	0.12%	5,819	0.12%	5,807	0.14%
Less: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	(12,112)	(0.31)%	(16,763)	(0.42)%	(22,894)	(0.64)%
Effective net interest income	72,074	1.28%	75,662	1.37%	62,884	1.30%

12

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of March 31, 2018 and December 31, 2017. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt (sum of repurchase agreements and secured loans and exchangeable senior notes) to total equity. The Company presents a repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, because the mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. The Company believes presenting the Company's repurchase agreement debt-to-equity ratio, when considered together with U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to those other mortgage REITs who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.
The Company's debt-to-equity ratio increased to 6.2x as of March 31, 2018 from 6.0x as of December 31, 2017 reflecting lower equity due to declines in mortgage-backed security valuations. The Company's repurchase agreement debt-to-equity ratio increased to 6.8x as of March 31, 2018 from 6.1x as of December 31, 2017 primarily because it utilized proceeds from repurchase agreement borrowings to retire its Exchangeable Senior Notes on March 15, 2018.
March 31, 2018

$ in thousands	Agency RMBS	Commercial Credit (1)	Residential Credit (2)	Other	Total
Investments	12,376,747	3,401,704	2,056,206	—	17,834,657
Cash and cash equivalents (3)	51,820	41,645	23,659	—	117,124
Restricted cash	666	1,734	—	—	2,400
Derivative assets, at fair value (4)	26,280	105	—	—	26,385
Other assets	268,033	63,585	5,894	3,966	341,478
Total assets	12,723,546	3,508,773	2,085,759	3,966	18,322,044

Repurchase agreements	10,864,431	1,482,869	1,563,837	—	13,911,137
Secured loans (5)	549,325	1,100,675	—	—	1,650,000
Derivative liabilities, at fair value (4)	20,170	184	—	—	20,354
Other liabilities	177,439	25,392	15,366	—	218,197
Total liabilities	11,611,365	2,609,120	1,579,203	—	15,799,688

Total equity (allocated)	1,112,181	899,653	506,556	3,966	2,522,356
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets (6)	—	(212,423)	—	(3,966)	(216,389)
Collateral pledged against secured loans	(638,847)	(1,280,048)	—	—	(1,918,895)
Secured loans	549,325	1,100,675	—	—	1,650,000
Equity related to repurchase agreement debt	1,022,659	507,857	506,556	—	2,037,072
Debt-to-equity ratio (7)	10.3	2.9	3.1	NA	6.2
Repurchase agreement debt-to-equity ratio (8)	10.6	2.9	3.1	NA	6.8

(1)	Investments in CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(2)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, residential credit and commercial credit.

(4)	Derivative assets and liabilities are allocated based on the hedging strategy for each class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets includes commercial loans, investments in unconsolidated joint ventures and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements and secured loans) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

13

Exhibit 99.1

December 31, 2017

$ in thousands	Agency RMBS	Commercial Credit (1)	Residential Credit (2)	Exchangeable Senior Notes and Other	Total
Investments	12,849,851	3,434,196	2,124,487	—	18,408,534
Cash and cash equivalents (3)	39,630	31,069	17,682	—	88,381
Restricted cash	—	620	—	—	620
Derivative assets, at fair value (4)	6,896	—	—	—	6,896
Other assets	77,893	64,284	6,669	3,979	152,825
Total assets	12,974,270	3,530,169	2,148,838	3,979	18,657,256

Repurchase agreements	11,111,755	1,396,330	1,572,716	—	14,080,801
Secured loans (5)	533,463	1,116,537	—	—	1,650,000
Exchangeable senior notes	—	—	—	143,231	143,231
Derivative liabilities, at fair value (4)	31,548	1,217	—	—	32,765
Other liabilities	51,840	24,742	14,888	2,111	93,581
Total liabilities	11,728,606	2,538,826	1,587,604	145,342	16,000,378

Total equity (allocated)	1,245,664	991,343	561,234	(141,363)	2,656,878
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets and exchangeable senior notes (6)	—	(217,780)	—	141,363	(76,417)
Collateral pledged against secured loans	(623,181)	(1,304,315)	—	—	(1,927,496)
Secured loans	533,463	1,116,537	—	—	1,650,000
Equity related to repurchase agreement debt	1,155,946	585,785	561,234	—	2,302,965
Debt-to-equity ratio (7)	9.3	2.5	2.8	NA	6.0
Repurchase agreement debt-to-equity ratio (8)	9.6	2.4	2.8	NA	6.1

(1)	Investments in CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(2)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, residential credit and commercial credit.

(4)	Derivative assets and liabilities are allocated based on the hedging strategy for each class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets and exchangeable senior notes includes commercial loans, investments in unconsolidated joint ventures, exchangeable senior notes and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

14

Exhibit 99.1

Average Asset Balances
The table below presents information related to the Company's average earning assets for the following periods.

	Three Months Ended
$ in thousands	March 31, 2018	December 31, 2017	March 31, 2017
Average Balances (1):
Agency RMBS:
15 year fixed-rate, at amortized cost	2,879,696	3,080,248	3,516,699
30 year fixed-rate, at amortized cost	7,830,802	7,657,132	4,460,663
ARM, at amortized cost	231,303	244,284	290,812
Hybrid ARM, at amortized cost	1,666,890	1,750,982	2,291,634
Agency - CMO, at amortized cost	273,884	283,962	328,450
CMBS, at amortized cost	3,193,575	3,105,896	2,575,734
Non-Agency RMBS, at amortized cost	1,084,584	1,158,180	1,793,030
GSE CRT, at amortized cost	776,742	783,910	765,690
Commercial loans, at amortized cost	193,540	248,570	274,981
Average earning assets	18,131,016	18,313,164	16,297,693

Average Earning Asset Yields (2):
Agency RMBS:
15 year fixed-rate	2.04%	1.98%	2.03%
30 year fixed-rate	2.96%	2.90%	2.64%
ARM	2.32%	2.36%	2.31%
Hybrid ARM	2.24%	2.25%	2.29%
Agency - CMO	2.51%	2.74%	0.58%
CMBS	4.85%	4.77%	4.20%
Non-Agency RMBS	7.08%	7.18%	5.58%
GSE CRT (3)	3.00%	2.79%	2.15%
Commercial loans	8.85%	8.73%	8.50%
Average earning asset yields	3.38%	3.34%	3.06%

(1)	Average amounts for each period are based on weighted month-end balances; all percentages are annualized. Average balances are presented on an amortized cost basis.

(2)
Average earning asset yields for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the average balance of the amortized cost of the investments. All yields are annualized.

(3)
GSE CRT average earning asset yields exclude coupon interest associated with embedded derivatives on securities not accounted for under the fair value option that is recorded as realized and unrealized credit derivative income (loss), net under U.S. GAAP.

15

Exhibit 99.1

Average Borrowings and Equity Balances
The table below presents information related to the Company's average borrowings and average equity for the following periods.

	Three Months Ended
$ in thousands	March 31, 2018	December 31, 2017	March 31, 2017
Average Borrowings (1):
Agency RMBS (2)	11,427,614	11,649,089	9,716,908
CMBS (2)	2,542,722	2,511,435	2,172,234
Non-Agency RMBS	891,202	947,117	1,411,889
GSE CRT	674,555	654,453	600,223
Exchangeable senior notes	116,176	147,498	346,083
Total average borrowings	15,652,269	15,909,592	14,247,337
Maximum borrowings during the period (3)	15,674,202	15,959,127	14,484,038

Average Cost of Funds (4):
Agency RMBS (2)	1.65%		1.40%	0.87%
CMBS (2)	2.28%		2.00%	1.34%
Non-Agency RMBS	2.91%		2.74%	2.20%
GSE CRT	2.87%		2.71%	2.27%
Exchangeable senior notes	5.58%		5.71%	5.79%
Cost of funds	1.74%		1.51%	1.08%
Interest rate swaps average fixed pay rate (5)	2.22%		2.08%	2.14%
Interest rate swaps average floating receive rate (6)	(1.68)%		(1.32)%	(0.87)%
Effective cost of funds (non-GAAP measure) (7)	2.22%		2.09%	1.90%
Average Equity (8):	2,118,961		2,206,899	2,128,560
Average debt-to-equity ratio (average during period)	7.4	x	7.2x	6.7	x
Debt-to-equity ratio (as of period end)	6.2	x	6.0x	6.1	x

(1)	Average amounts for each period are based on weighted month-end balances; all percentages are annualized. Average balances are presented on an amortized cost basis.

(2)	Agency RMBS and CMBS average borrowings and cost of funds include borrowings under repurchase agreements and secured loans.

(3)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(4)	Average cost of funds is calculated by dividing annualized interest expense excluding amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings.

(5)	Interest rate swaps average fixed pay rate is calculated by dividing annualized contractual swap interest expense by the Company's average notional balance of interest rate swaps.

(6)	Interest rate swaps average floating receive rate is calculated by dividing annualized contractual swap interest income by the Company's average notional balance of interest rate swaps.

(7)	For a reconciliation of cost of funds to effective cost of funds, see “Non-GAAP Financial Measures.”

(8)	Average equity is calculated based on the weighted month-end balance of total equity excluding equity attributable to preferred stockholders.

16